Exhibit 99.1
Joint Filing Agreement
     The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D will be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each will be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but will not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is not accurate. It is understood and agreed that a copy of this Joint Filing Agreement will be attached as an exhibit of the foregoing statement on Schedule 13D.
     Dated: November 4, 2010

JEN I, L.P.
By:	JEN Partners, LLC, its general partner

By:	/s/ Reuben S. Leibowitz
	Name:	Reuben S. Leibowitz
	Title:	Managing Member

JEN RESIDENTIAL LP
By:	JEN Partners, LLC, its general partner

By:	/s/ Reuben S. Leibowitz
	Name:	Reuben S. Leibowitz
	Title:	Managing Member

JEN PARTNERS, LLC
By:	/s/ Reuben S. Leibowitz
	Name:	Reuben S. Leibowitz
	Title:	Managing Member

REUBEN S. LEIBOWITZ
/s/ Reuben S. Leibowitz